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                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
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                                December 20, 2000

CCM Partners
44 Montgomery Street, Suite 2100
San Francisco, California 94104

Attn: Mr. Stephen C. Rogers

     Re:  California Investment Trust II (the "Registrant")

Ladies and Gentlemen:

          We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion respecting the legality of the shares of beneficial interest for the following series of California Investment Trust II ("CIT II"): U.S. Government Securities Fund, The United States Treasury Trust, S&P 500 Index Fund, S&P MidCap Index Fund, S&P SmallCap Index Fund and Equity Income Fund, and of our prior opinion respecting the legality of the shares of beneficial interest of the European Growth & Income Fund, the Nasdaq-100 Index Fund and the Short-term U.S. Government Bond Fund, all of which are also series of CIT II (collectively, the "Prior Opinions").

          The Prior Opinions were filed as an exhibit to Form 24F-2 filed with the Commission on October 30, 1996 and an exhibit to Form N-1A filed with the Commission on January 13, 2000.

                                             Very truly yours,

                                        Paul, Hastings, Janofsky & Walker LLP